Exhibit 10.23

EXECUTION COPY

Confirmation

Power of disposal over ANY Lifestyle Marketing GmbH

in connection with binding Term Sheets on the Sale and Purchase of Company shares dated

30 August 2021 and 24 May 2023

Stephan Schwenk, with business address at Nibelungenplatz 3, 60318 Frankfmt am Main, Germany acting in its own name and in its capacity as managing director of each of the shareholders of the Company in their role as Sellers confirms as follows:

l.	DEFINITIONS AND INTERPRETATION

Capitalised tenns defined or referred to in this confirmation (“Confirmation”) shall have the same meaning given to them in the Amendment No. 1 to Binding Term Sheet dated 24 May 2023 and Clarification Agreement (attached to this Confirma/ion as Annex 1), unless otherwise defined in this Confirmation.

2.	EFFECTIVE POWER WITH RESPECT TO ANY LIFESTYLE MARKETING Gl\IBH (“COMPANY”)

2.1

Both, the Original Term Sheet dated 30 August 2021 and the Second Term Sheet dated 24 May 2023 provide for regulations stating that after the date of signing the respective Term Sheet and pending Completion, the Sellers shall continue to run the business in its ordinary course but shall require consent of the Buyer for any of the acts listed in Schedule 4 respectively Schedule 3 of the respective Term Sheet (Clause 7.9 in connection with Schedule 4 of the Original Term Sheet and Clause 8.8 in connection with Schedule 3 of the Second Term Sheet, both Schedules attached as Annex 2 and 3 to this Confirmation).

Consequently, for ali acts listed in Schedule 4, respectively Schedule 3, the Buyer effectively have the power to disposal (Ve,fügungsmacht) over the Company. As further consequence, the Buyer runs the business and has a significant influence on the Company’s return.

2.2	Further, according to Clause 7.9 ofthe Second Term Sheet Dan Wagner and Peter Vesco have been entitled to provide the content described under Clause 2.1.

2.3

Finally, the effective power in the Company is supported by, inter alia: (i) email communication from Dan Wagner to Peter Vesco and/ or Heiko Carstens in its role as forn1er director of the Company; (ii) the former appointrnent of Heiko Carstens as managing director of the Company approved by Peter Vesco and Dan Wagner (iii) the former appointment of Florian Schuck as managing director and its approval by Peter Vesco ancl Dan Wagner and (iii) agendas to discuss weekly meetings.

3.	FUNDING OF ANY WORKING CAPITAL SHORTFALLS BY BUYER

On 30 April 2023 Buyer declared to fund any working capital shortfalls to be incurred by the Company including but not limited to the settlement of invoices.

*****

Lokalradios RLP GmbH

Radio Frankfurt Media GmbH

The Radio Group GmbH

each as shareholder of the Company and Seller and each represented by

Signature:	/s/ Stephan Schwenk
Place/ date:
Name: Stephan Schwenk
Title: Managing Director

Peter Vesco

Signature:	/s/ Peter Vesco
Place/ date: Frankfurt, 17.11.2023

Dan Wagner

Signature:	/s/ Dan Wagner
Place/ date: London, 17 November 2023